UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2014

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dennis McGill as Interim Chief Operating Officer

On June 12, 2014, the Board of Directors (the “Board”) of Lighting Science Group Corporation, a Delaware corporation (the “Company”), appointed Dennis McGill to serve as Interim Chief Operating Officer of the Company. The Board has not yet finalized the amount or terms of the compensation that Mr. McGill will receive for his service in this position.

Mr. McGill, 65, was a senior director of Alvarez & Marsal Private Equity Performance Improvement Group, LLC from March 2014 to June 2014. From February 2013 to October 2013, Mr. McGill served as executive vice president and chief financial officer of Heartland Automotive Services, Inc., an owner and operator of over 540 Jiffy Lube service centers throughout the United States. During his time with Heartland Automotive Services, Inc., Mr. McGill restructured the accounting department and actively participated with the senior management team to develop and roll-out a new business model. From September 2010 to February 2013, Mr. McGill served as executive vice president and chief financial officer of Blockbuster LLC. Mr. McGill, who joined Blockbuster LLC in connection with its Chapter 11 bankruptcy filing, was responsible for directing the internal reorganization team and managing various aspects of the Chapter 11 process. In this role, he created and implemented an improved customer value proposition while reducing annual general and administrative overhead and annual distribution center expenses. From March 2005 to July 2010, Mr. McGill served as executive vice president and chief financial officer of Safety-Kleen Systems, Inc., an international leader in recycling and re-refining of oils and industrial fluids. During this time, Mr. McGill structured, negotiated, and closed a $0.5 billion recapitalization and led the company’s merger and acquisition efforts. He also focused on improving liquidity through reduced cost structure and improved asset utilization and accounts receivable collections. Mr. McGill holds a Bachelor of Science degree in Finance and Accounting and Master of Business Administration degree from the University of California, Berkeley.

Appointment of New Directors

On June 12, 2014, the Board appointed Fredric Maxik and Sanford Climan as directors of the Company, filling two vacancies on the Board. Messrs. Maxik and Climan will serve on the Board until the next annual election of directors or until their respective successors are duly elected and qualified or until their earlier resignation or removal. As compensation for serving on the Board, Mr. Climan was granted 110,685 restricted shares of common stock, which vest 100% on January 1, 2015. These shares were granted under the 2012 Amended and Restated Equity-Based Compensation Plan (the “Equity Plan”). A description of the material terms of the Equity Plan is set forth in the Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which description is incorporated herein by reference. Mr. Maxik has not received any additional compensation in connection with his appointment to the Board. As of the date of this report, the Board has not appointed Mr. Maxik or Mr. Climan to serve on any committee of the Board.

Mr. Maxik, 54, has served as the Company’s Chief Technology Officer since January 2010 and from June 2004 to October 2007. Mr. Maxik also served as the Company’s Chief Scientific Officer from October 2007 to January 2010 and as a director of the Company from August 2004 to October 2007. After graduating from Bard College with a Bachelor of Arts degree in physics and philosophy, Mr. Maxik began his career with Sansui Electric Co., Ltd., in 1983 in Tokyo, Japan where he became vice president of product development. In 1990, he served as vice president of product development for Onkyo

Corporation in Osaka, Japan. In 1993, Mr. Maxik formed a product development consulting firm. In 2002, he formed an environmental products company, which developed the intellectual property that eventually became the principal asset of Lighting Science, Inc. that was acquired by the Company in June 2004. Mr. Maxik has 112 U.S. patents in the field of solid state lighting. Mr. Maxik is also a member of the expert advisory committee for Pegasus Capital Advisors, L.P. (“Pegasus”).

Mr. Climan, 58, is president of Entertainment Media Ventures, Inc., a company active in media investment and strategic advisory work that he founded in 1999. Since 2013, Mr. Climan has also served as chief executive officer of Oz Media, LLC, which is dedicated to building companies committed to improving health and wellness across cultures and geographies. In addition, Mr. Climan has served as an operating partner for Pegasus since May 1, 2014. From 2007 to 2010, Mr. Climan served as the first chief executive officer of 3ality Digital, LLC, a leading company in the development and commercialization of technologies that enable high quality digital 3D image capture, digital 3D broadcast and software that enables consumer applications of 3D entertainment. Mr. Climan also serves on several charitable boards, including The American Cinematheque, The Fulfillment Fund, and the UCLA School of Theater, Film and Television. Mr. Climan served as a member of the Advisory Committee to the Director of the Centers for Disease Control and Prevention from 2008 to 2012. Mr. Climan also serves as an advisor on entertainment and media to the World Economic Forum and its Annual Gathering in Davos, Switzerland, as a member of the Reuters Editorial Advisory Board, and is a member of the Advisory Board to the Yale CEO Leadership Institute of the Yale School of Management. Mr. Climan holds a Master of Business Administration degree from Harvard Business School, a Master of Science degree in Health Policy and Management from Harvard School of Public Health, and a Bachelor of Arts degree from Harvard College.

Indemnification Agreements

In connection with the appointment of Mr. McGill as Interim Chief Operating Officer of the Company and Mr. Climan as a director of the Company, the Company intends to enter into indemnification agreements with each of Messrs. McGill and Climan. These indemnification agreements will be substantially similar to the form of indemnification agreement described in the Current Report on Form 8-K filed by the Company on June 14, 2012, the description of which is incorporated herein by reference.

Item 5.08	Shareholder Director Nominations

On June 12, 2014, the Board fixed August 28, 2014 as the date for the 2014 annual meeting of stockholders (the “Annual Meeting”) of the Company. The Board established the close of business on July 1, 2014 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Stockholders intending to nominate a candidate to stand for election as a director at the Annual Meeting must submit, and the Company must receive at its principal executive offices, a notice on Schedule 14N no later than the close of business on June 24, 2014 in order for such nomination to be included in the Company’s proxy materials. Such stockholder must also comply with the requirements set forth in Section 2.10 of the Company’s Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: June 18, 2014	By:	/s/ Zvi Raskin
	Name:	Zvi Raskin
	Title:	General Counsel and Secretary